Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 3, 2015 relating to the financial statements, which appears in Nexvet Biopharma PLC’s Annual Report on Form 10-K for the year ended June 30, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Melbourne, Australia

May 3, 2016